Exhibit 10.16.1

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This AMENDMENT NO.1 (the “Amendment”) to the CONSULTING AGREEMENT (the “Agreement”) dated April 11, 2024 by and between OCUPHIRE PHARMA, INC., a Delaware corporation having its principal place of business at 37000 Grand River Avenue, Suite 120, Farmington Hills, MI 48335 (the “Company”), and JAY S. PEPOSE M.D., having an address at 1125 Templeton Place, Chesterfield, MO 63017 (the “Consultant”), is effective as of November 21, 2024 (the “Effective Date”).

I.	The termination date of the Agreement is changed to April 11, 2026.

II.	All other terms of the Agreement remain in effect without change.

Having understood and agreed to the foregoing, the Company and the Consultant have signed this Amendment and the same shall be effective as of the Effective Date.

CONSULTANT		OCUPHIRE PHARMA, INC.

By:	/s/ Jay S. Pepose, M.D.	By:	/s/ Bernhard Hoffmann
Jay S. Pepose, M.D.			Bernhard Hoffmann
SVP – Corporate Development